 EXHIBIT 99.1

NEWS RELEASE

CONTACT: Michael Budnitsky

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

SECOND QUARTER 2019 FINANCIAL RESULTS

Calabasas, CA, August 14, 2019 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico,” the “Company”), announced today its consolidated financial results for the three and six months ended June 30, 2019. For the three months ended June 30, 2019, net loss was $276,677 ($0.05 diluted loss per share) compared to net income of $168,297 ($0.03 diluted income per share) for the three months ended June 30, 2018. For the six months ended June 30, 2019, net loss was $947,751 ($0.18 diluted loss per share) compared to net loss of $2,038,955 ($0.38 diluted loss per share) for the six months ended June 30, 2018. Book value per share was $10.72 and $10.54 at June 30, 2019, and December 31, 2018, respectively.

Results of Operations

	Three Months Ended June 30
			Increase (Decrease)
	2019	2018	$	%

Direct written premium	$9,454,402	$7,786,199	$1,668,203	21%
Net investment income	$530,747	$452,606	$78,141	17%
Gross commission and fees	$527,825	$671,449	$(143,624)	(21)%
Losses and loss adjustment expenses	$5,058,951	$4,929,203	$129,748	3%
Policy acquisition costs	$1,289,481	$1,515,476	$(225,995)	(15)%

The increase in direct written premium during the three months ended June 30, 2019, was due primarily to growth in the Transportation underwriting vertical for Crusader Insurance Company (“Crusader”), the Company’s wholly owned subsidiary.

The increase in net investment income during the three months ended June 30, 2019, was due primarily to an increase in the yield on average invested assets.

The decrease in gross commission and fees during the three months ended June 30, 2019, was due primarily to decreases in policy fee income, resulting from declining policy counts, and in health insurance program commission income.

The increase in loss and loss adjustment expenses during the three months ended June 30, 2019, was due primarily to higher frequency and severity of Transportation liability claims and higher severity of Food, Beverage & Entertainment liability claims for insured events of current year.

The decrease in policy acquisition costs during the three months ended June 30, 2019, was due primarily to a decrease in net earned premium. The ratio of policy acquisition costs to net earned premium decreased slightly from the three months ended June 30, 2018, to the three months ended June 30, 2019.

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	Six Months Ended June 30
			Increase (Decrease)
	2019	2018	$	%

Direct written premium	$17,983,583	$16,442,342	$1,541,241	9%
Net investment income	$1,063,384	$897,404	$165,980	18%
Gross commission and fees	$1,075,270	$1,278,106	$(202,836)	(16)%
Losses and loss adjustment expenses	$10,213,394	$12,730,960	$(2,517,566)	(20)%
Policy acquisition costs	$2,376,194	$3,136,981	$(760,787)	(24)%

The increase in direct written premium during the six months ended June 30, 2019, was due primarily to growth in the Transportation underwriting vertical for Crusader.

The increase in net investment income during the six months ended June 30, 2019, was due primarily to an increase in the yield on average invested assets.

The decrease in gross commission and fees during the six months ended June 30, 2019, was due primarily to decreases in policy fee income, resulting from declining policy counts, and in health insurance program commission income.

The decrease in loss and loss adjustment expenses during the six months ended June 30, 2019, was due primarily to lower frequency and severity of Apartments & Commercial Buildings and Transportation liability claims for insured events of prior years.

The decrease in policy acquisition costs during the six months ended June 30, 2019, was due primarily to a decrease in net earned premium. The ratio of policy acquisition costs to net earned premium decreased slightly from the six months ended June 30, 2018, to the six months ended June 30, 2019.

Management Commentary

“We posted a modest loss for the quarter in part due to the lower net earned premium associated with our lower direct written premium in 2018,” said Cary L. Cheldin, Unico’s President and Chief Executive Officer.

“On a positive note, our direct written premium grew 21% during this quarter, compared to the same period of 2018, through improvements in rate adequacy and expansion of niche programs in which we see profit opportunities. We continue to believe that the renewed emphasis on underwriting discipline implemented over the past 18 months will impact our loss ratios favorably. Our investment portfolio repositioning, which started in April 2017, will be substantially complete by the end of this year, and should further contribute to our investment income and yield.”

Definitions and Non-GAAP Financial Measures

Written premium is a non-GAAP financial measure that is defined, under the statutory accounting practices prescribed or permitted by the California Department of Insurance, as the contractually determined amount charged by the insurance company to the policyholder for the effective period of the contract based on the expectation of risk, policy benefits, and expenses associated with the coverage provided by the terms of the policies. Written premium is a required statutory measure. Written premium is defined under U.S. generally accepted accounting principles (“GAAP”) in

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Accounting Standards Codification Topic 405, “Liabilities,” as “premiums on all policies an entity has issued in a period.” Earned premium, the most directly comparable GAAP measure to written premium, represents the portion of written premium that is recognized as income in the financial statements for the period presented and earned on a pro-rata basis over the terms of the policies. Written premium is intended to reflect production levels and is meant as supplemental information and not intended to replace earned premium. Such information should be read in conjunction with the GAAP financial results.

The following is a reconciliation of direct written premium (before premium ceded to reinsurers) to net earned premium (after premium ceded to reinsurers):

	Three Months Ended June 30		Six Months Ended June 30
	2019	2018	2019	2018

Direct written premium	$9,454,402	$7,786,199	$17,983,583	$16,442,342
Less: written premium ceded to reinsurers	(1,732,839)	(1,690,611)	(3,416,529)	(3,442,442)
Net written premium	7,721,563	6,095,588	14,567,054	12,999,900
Change in direct unearned premium	(1,200,032)	1,230,382	(1,761,809)	1,944,306
Change in ceded unearned premium	(3,419)	36,975	(22,983)	100,366
Net earned premium	$6,518,112	$7,362,945	$12,782,262	$15,044,572

About Unico

Headquartered in Calabasas, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary, Crusader Insurance Company, since 1985. For more information concerning Crusader Insurance Company, please visit the Crusader’s Web site at www.crusaderinsurance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (or “the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (or “the Exchange Act”). In this context, forward-looking statements are not historical facts and include statements about the Company plans, objectives, beliefs and expectations. Forward-looking statements include statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “seeks,” “plans,” “estimates,” “intends,” “projects,” “targets,” “should,” “could,” “may,” “will,” “can,” “can have,” “likely,” the negatives thereof or similar words and expressions.

Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. The Company’s actual results could differ

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materially from the results contemplated by these forward-looking statements due to a number of factors. Such factors include, but are not limited to, failure to meet minimum capital and surplus requirements; vulnerability to significant catastrophic property loss; a change in accounting standards issued by the Financial Accounting Standards Board; ability to adjust claims accurately; insufficiency of loss and loss adjustment expense reserves to cover future losses; changes in federal or state tax laws; ability to realize deferred tax assets; ability to accurately underwrite risks and charge adequate premium; ability to obtain reinsurance or collect from reinsurers and or losses in excess of reinsurance limits; extensive regulation and legislative changes; reliance on subsidiaries to satisfy obligations; downgrade in financial strength rating by A.M. Best; changes in interest rates; investments subject to credit, prepayment and other risks; geographic concentration; reliance on independent insurance agents and brokers; insufficient reserve for doubtful accounts; litigation; enforceability of exclusions and limitations in policies; reliance on information technology systems; ability to prevent or detect acts of fraud with disclosure controls and procedures; change in general economic conditions; dependence on key personnel; ability to attract, develop and retain employees and maintain appropriate staffing levels; insolvency, financial difficulties, or default in performance of obligations by parties with significant contracts or relationships; ability to effectively compete; maximization of long-term value and no focus on short-term earnings expectations; control by a small number of shareholders; failure to maintain effective system of internal controls; and difficulty in effecting a change of control or sale of any subsidiaries.

Please see Part I - Item 1A – “Risk Factors” in the Company’s 2018 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as other documents the Company files with the SEC from time-to-time, for other important factors that could cause the Company’s actual results to differ materially from its current expectations and from the forward-looking statements discussed herein. Because of these and other risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Financial Tables Follow –

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	June 30	December 31
	2019	2018
	(Unaudited)
ASSETS
Investments
Available-for-sale:
Fixed maturities, at fair value (amortized cost: June 30, 2019 $80,207; December 31, 2018 $78,303)	$81,271	$76,910
Held-to-maturity:
Fixed maturities, at amortized cost (fair value: June 30, 2019 $4,782; December 31, 2018 $7,126)	4,782	7,126
Short-term investments, at fair value	200	4,691
Total Investments	86,253	88,727
Cash and cash equivalents	5,591	4,918
Accrued investment income	410	394
Receivables, net	4,739	3,933
Reinsurance recoverable:
Paid losses and loss adjustment expenses	455	(1)
Unpaid losses and loss adjustment expenses	11,139	9,532
Deferred policy acquisition costs	3,629	3,490
Property and equipment, net	9,910	9,692
Deferred income taxes	4,089	4,375
Other assets	257	557
Total Assets	$126,472	$125,617

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$49,830	$51,657
Unearned premiums	17,726	15,965
Advance premium and premium deposits	360	234
Accrued expenses and other liabilities	1,650	1,845
Total Liabilities	69,566	69,701

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; 5,306,747 and 5,307,103 shares issued and outstanding at June 30, 2019, and December 31, 2018, respectively	3,773	3,773
Accumulated other comprehensive income (loss)	840	(1,100)
Retained earnings	52,293	53,243
Total Stockholders’ Equity	56,906	55,916

Total Liabilities and Stockholders' Equity	$126,472	$125,617

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
REVENUES
Insurance company operation:
Net earned premium	$6,518	$7,363	$12,782	$15,045
Investment income	531	453	1,063	897
Net realized investment losses	(5)	—	(12)	—
Other income (loss)	169	112	(92)	168
Total Insurance Company Operation	7,213	7,928	13,741	16,110

Other insurance operations:
Gross commissions and fees	528	671	1,075	1,278
Finance charges and fees earned	54	34	104	52
Other income	—	10	11	10
Total Revenues	7,795	8,643	14,931	17,450

EXPENSES
Losses and loss adjustment expenses	5,059	4,929	10,214	12,731
Policy acquisition costs	1,290	1,515	2,376	3,137
Salaries and employee benefits	1,013	1,127	2,041	2,415
Commissions to agents/brokers	41	41	91	82
Other operating expenses	735	744	1,364	1,610
Total Expenses	8,138	8,356	16,086	19,975

Income (loss) before taxes	(343)	287	(1,155)	(2,525)
Income tax expense (benefit)	(66)	119	(207)	(486)
Net Income (Loss)	$(277)	$168	$(948)	$(2,039)

PER SHARE DATA:
Basic
Earnings (loss) per share	$(0.05)	$0.03	$(0.18)	$(0.38)
Weighted average shares	5,306,938	5,307,133	5,307,021	5,307,133

Diluted
Earnings (loss) per share	$(0.05)	$0.03	$(0.18)	$(0.38)
Weighted average shares	5,306,938	5,307,133	5,307,021	5,307,133

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Six Months Ended
	June 30
	2019	2018
Cash flows from operating activities:
Net Loss	$(948)	$(2,039)
Adjustments to reconcile net loss to net cash from operations:
Depreciation and amortization	270	282
Bond amortization, net	(5)	129
Bad debt expense	(21)	—
Net realized investment losses	12	—
Changes in assets and liabilities:
Net receivables and accrued investment income	(801)	1,627
Reinsurance recoverable	(2,063)	(378)
Deferred policy acquisitions costs	(139)	445
Other assets	300	(50)
Unpaid losses and loss adjustment expenses	(1,827)	989
Unearned premium	1,761	(1,944)
Advance premium and premium deposits	126	32
Accrued expenses and other liabilities	(195)	(699)
Deferred income taxes	(231)	(495)
Net Cash Used by Operating Activities	(3,761)	(2,101)

Cash flows from investing activities:
Purchase of fixed maturity investments	(6,743)	(10,735)
Proceeds from maturity of fixed maturity investments	3,703	8,741
Proceeds from sale or call of fixed maturity investments	3,473	1,000
Net decrease in short-term investments	4,491	1,648
Additions to property and equipment	(488)	(85)
Net Cash Provided by Investing Activities	4,436	569

Cash flows from financing activities:
Repurchase of common stock	(2)	—
Net Cash Used by Financing Activities	(2)	—

Net increase (decrease) in cash and cash equivalents	673	(1,532)
Cash and cash equivalents at beginning of period	4,918	9,367
Cash and Cash Equivalents at End of Period	$5,591	$7,835

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	—	—
Income taxes	$9	$9

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